UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2006

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	000-13314	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.

INDEX

Item 5.02	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 28, 2006, the Board of Directors of Smithtown Bancorp Inc. (the “Bancorp”) approved the amendment of the Smithtown Bancorp Restricted Stock Plan (the “Plan”).

The Plan was adopted by the Board of Directors and was approved by the shareholders of the Bancorp on April 21, 2005. The purpose of the Plan is to promote the interests of the Bancorp by attracting, retaining and motivating officers of Bank of Smithtown (the wholly owned subsidiary of the Bancorp) who are Senior Vice Presidents and higher, the Executive Secretary of the Chief Executive Officer of the Bank and any director of the Board of Directors of the Bank by providing them with additional incentives for their continuing relationship with the Bank and aligning their interests and compensation with the long-term interests of shareholders of the Bancorp. The participants in the Plan are eligible to receive awards under the Plan, which consists of grants of restricted stock of the Bancorp (the “Plan Shares”).

The Plan Shares awarded are subject to restrictions that lapse upon the occurrence of certain events and conditions, as determined by the Compensation Committee in its discretion. The restrictions, which do not permit the recipient to transfer the Plan Shares awarded to him or her, lapse on 20% of the Plan Shares awarded in a given year in the year the award is made and in each of the four years after the award is made.

Under the terms of the Plan when a participant retires from his or her employment with the Bank or as a director, the Plan Shares awarded to the recipient on which the restrictions have not lapsed shall be forfeited and all rights of the recipient to such shares shall terminate.

The Compensation Committee may recommend and the Board of Directors may substitute an alternative restricted period and other terms and conditions, at the Board’s sole discretion.

The Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to the Plan which effects the Plan Shares awarded to the Chief Executive Officer, Bradley E. Rock. In recognition of Mr. Rock’s years of service as Chief Executive Officer, the Bancorp’s success during Mr. Rock’s tenure, and the differences in the duties of the Chief Executive Officer and the other participants in the Plan, the Board approved an amendment to the Plan to provide that if the Chief Executive Officer has reached the age of 60 years or more when he retires from employment and he does not become employed by another bank in the New York metropolitan area, then he will not forfeit the Plan Shares that were awarded to him prior to his retirement and the restrictions on those Plan Shares will lapse over the same period of time as if the Chief Executive Officer continued his employment with the Bank.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 4, 2006	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman of the Board,
President and Chief Executive Officer